September 26, 1997

Jevic Transportation, Inc.
600 Creek Road
Delanco, NJ 08075

          Re:  Registration Statement on Form S-1
               (Registration No. 33-33469)
               ----------------------------------


Ladies and Gentlemen:


     We have acted as special counsel to Jevic Transportation, Inc. a New Jersey corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of up to 3,800,000 shares (the "Primary Shares") of the Company's Common Stock, no par value (the "Common Stock"), and up to an additional 570,000 shares of Common Stock (the "Additional Shares" and, together with the Primary Shares, the "Shares") subject to an over-allotment option which may be sold by certain shareholders of the Company (the "Selling Shareholders").

     The opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on August 13, 1997, Amendment No. 1 thereto filed on September 17, 1997 ("Amendment No. 1") and Amendment No. 2 thereto filed on September 26, 1997 (as so amended the "Registration Statement"); (ii) the form of underwriting agreement, filed as
Exhibit 1 to Amendment No. 1 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company, the Selling Shareholders and BT Alex Brown, Incorporated, William Blair & Company and Schroder & Co. Inc. (the "Underwriters"); (iii) the Company's Certificate of Incorporation and By-Laws, as in effect on the date hereof; (iv) the form of the Company's Restated Certificate of Incorporation and amended By-Laws, to become effective prior to the Registration Statement being declared


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Jevic Transportation, Inc.
September 26, 1997
Page 2

effective by the Commission; (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Primary Shares; (vi) a specimen certificate representing the shares of Common Stock; and
(vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural person, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Shareholders and others. In addition, we have assumed (a) that prior to the consummation of the Offering, the Restated Certificate of Incorporation filed as Exhibit 3.1 to Amendment No. 1 is filed with the Secretary of State of the State of New Jersey and (b) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

     Members of our firm are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. When (i) the Board of Directors of the Company authorizes the price per Primary Share , (ii) the duly appointed officers of the Company and the Selling Shareholders execute and deliver the Underwriting Agreement and (iii) the Primary Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Primary Shares will be duly authorized,validly issued, fully paid and nonassessable.

     2. When the Selling Shareholders execute the conversion notice on certificates for 570,000 shares of Class A Common Stock and deliver such certificates to the Company for conversion of such shares into the Additional Shares, the Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the prospectus


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Jevic Transportation, Inc.
September 26, 1997
Page 3



filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

     This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                Very truly yours,

                                PEPPER, HAMILTON & SCHEETZ LLP



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